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                                 SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT is entered into by and between Boston Financial & Equity Corporation ("BFEC") and Tanisys Technology, Inc. ("TTI").

     WHEREAS, BFEC and TTI entered into that certain Master Lease Agreement No. 1299 dated as of March 4, 1999, which Master Lease Agreement controlled the leasing of equipment from BFEC to TTI and in connection therewith Schedule No. 1 was executed on March 25, 1999, and Schedule No. 2 was executed on August 12, 1999, each schedule listing equipment leased pursuant thereto under the terms of the Master Lease Agreement (herein all such equipment is referred to as the "Equipment" and the Master Lease Agreement and the two schedules are referred to as the "Lease"); and

     WHEREAS, TTI has defaulted under the terms of the Lease and has requested that BFEC sell the Equipment to Tanisys Operations, LP ("Purchaser") pursuant to a Contract for Sale of Equipment of even date herewith; and

     WHEREAS, BFEC has agreed to do so subject to the terms and conditions of this Settlement Agreement.

     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto agree as follows:

     1. TTI agrees to pay $24,000.00 in cash to BFEC, which payment is to be made by wire transfer per wiring instructions furnished by BFEC to TTI as follows:

                         Bank Boston
                         Account No. 561-27775
                         ABA No. 011000390

          and to execute a Promissory Note in the principal face amount of $22,000.00 payable to BFEC in the form attached hereto as EXHIBIT A and incorporated herein (the "Note").

     2. TTI has requested and hereby requests that BFEC enter into the Contract for Sale of Equipment with Purchaser and convey the Equipment to Purchaser pursuant to the Contract for Sale of Equipment. TTI agrees that the Lease has terminated and that all of its rights in or to the Equipment have terminated as a result and agrees to execute any and all documents necessary or appropriate to evidence the fact that it no longer has any right, title, or interest in or to the Equipment arising under or pursuant to the Lease or otherwise. TTI also agrees to cooperate fully with Purchaser in turning over and locating the Equipment and delivering and turning over the right to physical possession of the Equipment to Purchaser and agrees to follow Purchaser's instructions with respect thereto and agrees to execute any documents that BFEC or Purchaser deem necessary or appropriate to evidence its conveyance of the Equipment to Purchaser, including any documents releasing or conveying any interest TTI might have in the Equipment arising under or pursuant to the Lease or otherwise.

     3. TTI, on behalf of itself, its successors and assigns and any person or entity who might assert a claim by, through, or under it (collectively herein the "TTI Releasors") agrees to release, acquit


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          and forever discharge and by these presents does hereby release, acquit, and forever discharge BFEC, its successors, assigns, officers, servants, agents, employees, and representatives (collectively herein the "BFEC Releasees"), of, from and for any and all claims, liabilities, obligations, and causes of action whatsoever, whether past, present, or future, fixed or contingent, known or unknown, whether direct, indirect, or derivative, whether arising by law, in equity, or otherwise which the TTI Releasors now have, or hereafter can, shall, or may have, against the BFEC Releasees, by reason of, or relating to any matter, cause, or thing whatever, from the beginning of time through the date of this Release including without limitation any such claims arising out of or pursuant to the terms of the Lease, or relating to any actions which BFEC has taken or failed to take under the Lease or with respect to the Equipment, or with respect to TTI's default under the Lease, or relating to the acceleration of rents by BFEC under the Lease, and any negotiations or discussions concerning the Lease or the Equipment. This Release is intended to be a broad general release of all claims but it does not release the parties from any liabilities or obligations arising under or pursuant to the terms of this Agreement.

     4. BFEC, on behalf of itself, its successors and assigns and any person or entity who might assert a claim by, through, or under it (collectively the "BFEC Releasors") agrees except as set forth in Paragraph 5 hereof to release, acquit, and forever discharge and by these presents hereby release, acquit, and forever discharge TTI, and its successors, assigns, officers, servants, agents, employees, and representatives (collectively the "TTI Releasees") of, from, and for any and all claims, liabilities, obligations, and causes of action whatsoever, whether past, present, or future, fixed or contingent, known or unknown, whether direct, indirect, or derivative, whether arising by law, in equity, or otherwise, which the BFEC Releasors now have or hereafter can, shall, or may have against the TTI Releasees relating to any matter, cause or thing whatever, from the beginning of time through the date of this Release including without limitation any claims arising out of or related to the Lease and the Equipment and any negotiations or discussions concerning the Lease or the Equipment. This Release is intended to be a broad general release of all claims but it does not release the parties from any liabilities or obligations arising under or pursuant to the terms of this Agreement. However, the release by BFEC of TTI as set forth in this paragraph 4 shall not become effective unless and until TTI has paid the Note in full. If TTI defaults under the terms of the Note, TTI understands and agrees that the release set forth in this paragraph 4 shall be null and void but the release of TTI of BFEC set forth in paragraph 3 hereof shall remain in full force and effect. However, BFEC agrees not to assert or pursue any claims it might have against TTI unless and until TTI defaults under the terms of the Note. TTI agrees to waive any claim that the rights and claims of BFEC against it which would be released when and if the release in paragraph 4 becomes effective shall not be barred by limitations as a result of BFEC's forebearance in asserting such claims pursuant hereto.

     5. Notwithstanding anything contained in Paragraph 4 to the contrary, BFEC and TTI understand and agree that the release set forth in Paragraph 4 shall not release or otherwise affect the rights of BFEC arising under and pursuant to that certain Stock Purchase Warrant Agreement dated March 10, 1999, pursuant to which TTI has granted BFEC the right to purchase 75,000 fully paid shares of common stock for $1.61 per share and the parties agree that BFEC's rights under that agreement and any other rights of BFEC with respect to the acquisition of stock in TTI shall survive the release in Paragraph 4 and remain in full force and effect.


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     6.   This Agreement and all the terms herein are binding upon, and inure to the benefit of, the respective heirs, successors, assigns, and personal representatives, as the case may be, of the parties hereto.

     7. This Agreement shall be governed by, construed, and interpreted, and the rights of the parties determined in accordance with, the laws of the Commonwealth of Massachusetts.

     8. This Agreement constitutes the full, complete, and final statement of the agreement of the parties as to all terms, conditions, and understandings relating to this Agreement and supersedes and preempts any prior agreements, both oral and written.

     9. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single agreement.

     10.  The effective date of this Agreement is December 9 , 1999.


Tanisys Technology, Inc.                BOSTON FINANCIAL & EQUITY CORPORATION

By:  /s/ Charles T. Comiso                   By:  /s/ Adolf F. Monosson
     -------------------------                    ---------------------------

Name:  Charles T. Comiso                     Name:  Adolf F. Monosson
       -------------------------                    -------------------------

Title Pres. & CEO                            Title  President
      -------------------------                    --------------------------


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